Exhibit 10.34
ASYRMATOS, INC.

CONTRIBUTION AGREEMENT

This Contribution Agreement (the “Agreement”) is effective as of February 20, 2008 (the “Effective Date”), by and among Asyrmatos, Inc., a Delaware corporation (the “Company”) and Lumera Corporation, a Delaware corporation (the “Founder”).

Recitals

WHEREAS, Founder desires to transfer the business and the assets used in the development of high data-rate wireless transceiver systems, known as the millimeter wave communication system of the Founder (the “Business”) as set forth herein, in exchange for Class L Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), and the Company desires to sell such shares to Founder; and

WHEREAS, the Founder and the Company shall enter into the Ancillary Agreements and the Company shall amend its Certificate of Incorporation, in order to effectuate the Contemplated Transactions.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the benefits to accrue to the parties hereto and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Issuance of Shares. The Company hereby agrees to issue and sell to the Founder, and the Founder agrees to acquire 1,000 shares (the “Shares”) of the Preferred Stock in exchange for the consideration described in the recitals above.

2. Transfer of Assets. The Founder hereby assigns, transfers, conveys and delivers to the Company all of its right, title and interest in and to all of the following and only the following assets (the “Transferred Assets”):

(a) the Subject Intellectual Property listed on Schedule I, goodwill associated therewith and licenses and sublicenses granted in respect thereto and rights thereunder; and

(b) all computer applications, programs and other software, whether in source or object code and including all related data and documentation, including, without limitation, operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions listed on Schedule I.

3. Nontransferability of Shares. The Shares acquired by the Founder pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below or in the Ancillary Agreements. Any purported transfer in contravention of any of the provisions of this Agreement or the Ancillary Agreements shall be null and void.

4. Representations; Restrictive Legend.

a. The Founder represents, warrants and covenants that: (i) the Shares are being acquired for the Founder’s account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the federal Securities Act of 1933, as amended (the “1933 Act”), or any rule or regulation under the 1933 Act, (ii) the Founder has had such opportunity as the Founder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Founder to evaluate the merits and risks of the Founder’s investment in the Company, (iii) the Founder is able to bear the economic risk of holding the Shares for an indefinite period, and (iv) the Founder understands that (A) the Shares will not be registered under the 1933 Act; (B) the Shares cannot be sold, transferred or otherwise disposed of unless it is subsequently registered under the 1933 Act or an exemption from registration is then available; and (C) there is now no registration statement on file with the SEC with respect to any securities of the Company and the Company has no obligation or firm current plan to register the Shares under the 1933 Act.

b. The Founder represents and warrants that it is entitled to retain the Shares for its own account and that the Founder is not obligated (by contract, applicable law or otherwise) to (i) sell, transfer, pledge, assign, encumber or otherwise dispose of any Shares to, or (ii) share voting or dispositive power over any Shares with, any third party.

c. Any certificates representing the Shares shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law or by the by-laws of the Company, as in effect from time to time:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold, or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required.”

5. Representations and Warranties of the Founder.

The Founder makes the following representations and warranties to the Company:

a. Due Organization. The Founder is a Delaware corporation, and is validly existing and in good standing under the laws of the jurisdiction of its organization.

b. Authorization. The execution, delivery and performance by the Founder of this Agreement and each Ancillary Agreement to which it is (or will be) a party and the consummation of the Contemplated Transactions are within the power and authority of the Founder and have been duly authorized by all necessary action on the part of the Founder. This Agreement and each Ancillary Agreement to which it is (or will be) a party (i) has been (or in the case of Ancillary Agreements to be entered into after the Effective Date, will be) duly executed and delivered by the Founder and (ii) is (or in the case of Ancillary Agreements to be entered into after the Closing, will be) a legal, valid and binding obligation of the Founder, enforceable against the Founder in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights or the availability of equitable remedies.

c. No Conflicts; Approvals. No action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (i) authorization, execution, delivery and performance by the Founder of this Agreement and each Ancillary Agreement to which it is (or will be) a party or (ii) the consummation of the Contemplated Transactions by the Founder. No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of the Contemplated Transactions.

d. Non-Contravention. Neither the execution, delivery or performance of this Agreement or any Ancillary Agreement to which it is (or will be) a party, nor the consummation by the Founder of the obligations contemplated hereby or thereby (i) will violate any Legal Requirement applicable to the Founder, (ii) result in the creation or imposition of an encumbrance upon, or the forfeiture of, any Transferred Asset, or (iii) result in a breach or violation of, or default under, the Organizational Documents of the Founder.

6. Representations and Warranties of the Company.

a. Due Organization. The Company is a Delaware corporation, and is validly existing and in good standing under the laws of the jurisdiction of its organization.

b. Authorization. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is (or will be) a party and the consummation of the Contemplated Transactions are within the power and authority of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement and each Ancillary Agreement to which it is (or will be) a party (i) has been (or in the case of Ancillary Agreements to be entered into after the Effective Date, will be) duly executed and delivered by the Company and (ii) is (or in the case of Ancillary Agreements to be entered into after the Closing, will be) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights or the availability of equitable remedies.

c. No Conflicts; Approvals. No action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (i) authorization, execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is (or will be) a party or (ii) the consummation of the Contemplated Transactions by the Company. No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of the Contemplated Transactions.

d. Non-Contravention. Neither the execution, delivery or performance of this Agreement or any Ancillary Agreement to which it is (or will be) a party, nor the consummation by the Company of the obligations contemplated hereby or thereby (i) will violate any Legal Requirement applicable to the Company, (ii) result in the creation or imposition of an encumbrance upon, or the forfeiture of, any Transferred Asset, or (iii) result in a breach or violation of, or default under, the Organizational Documents of the Company.

7. Definitions.

a. “Agreement” has the meaning set forth in the introductory paragraph hereof.

b. “Ancillary Agreements” means the Investors’ Rights Agreement, Right of First Refusal and Co-Sale Agreement and Voting Agreement that the Founder and the Company are entering into in connection with the Contemplated Transactions and the Bill of Sale, Patent Assignment and Assignment and Assumption Agreement that are attached as exhibits hereto.

c. “Applicable Law” means, with respect to any party to this Agreement, all domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other Legal Requirement (whether legislatively, judicially, or administratively promulgated) applicable to such party or its Affiliates, properties, assets, officers, directors, employees or agents.

d. “Business” has the meaning set forth in the Recitals hereof.

e. “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are authorized to close in the State of Washington.

f. “Contemplated Transactions” means, collectively, the transactions contemplated by this Agreement, including (a) the sale and purchase of the Transferred Assets; (b) the sale and purchase of the Shares, and (c) the execution, delivery and performance of the Ancillary Agreements.

g. “Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

h. “Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

i. “Intellectual Property” means all embodiments of, and the entire right, title and interest in and to all proprietary rights of every kind and nature in, including all rights and interests pertaining to or deriving from, any of: (a) patents and patent applications (whether foreign or domestic), inventions and innovations and all improvements thereto, patent disclosures, invention disclosures, copyrights, copyrightable works of expression, derivative works thereof, mask work rights, technology, know-how, processes, trade secrets, algorithms, inventions, innovations, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, data, designs, drawings, specifications, customer lists, supplier lists, licensor lists, pricing and cost information, business and marketing plans and proposals, documentation and manuals), works, proprietary data, databases, formulae and research and development data; (b) distinctive identifiers, corporate names, trademarks, trade names, service marks, service names, brands, trade dress and logos, together with all translations, adaptations, derivations and combinations thereof, and the goodwill and activities associated therewith and all improvements thereto; (c) all computer software (whether in source or object code and including all related data and documentation); (d) any and all registrations, applications, recordings, licenses, common-law rights and contracts relating to any of the foregoing; (e) all copies and tangible embodiments thereof, in any and all forms and mediums now known or hereinafter created; and (f) any and all legal actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, reissuances, revisions, reexaminations, continuations, divisions or other extensions of legal protections pertaining thereto, provided that the Intellectual Property shall not include assets described in Section 3 of this Agreement.

j. “Legal Requirement” means any United States federal, state or local or foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Government Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

k. “Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, limited liability company agreements, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

l. “Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

m. “Subject Intellectual Property” means all Intellectual Property owned or licensed by the Founder that is related to or arose from the Business, provided that the Subject Intellectual Property shall not include assets described in Section 3 of this Agreement.

8. Ancillary Agreements. Founder shall execute and deliver to the Company a Bill of Sale in substantially the form of Exhibit A (“Bill of Sale”), Patent Assignment in substantially the form of Exhibit B (“Patent Assignment”) and Assignment and Assumption Agreement in substantially the form of Exhibit C (“Assignment and Assumption Agreement”), and such other instruments of conveyance and assignment as are reasonably requested by the Company to vest in the Company title to the Transferred Assets. Additionally, the Founder and the Company shall enter into an Investors’ Rights Agreement, Right of First Refusal and Co-Sale Agreement and Voting Agreement and the Company shall cause its employees and shareholders, as requested by the Founder, to be parties to such agreements.

9. Further Assurances. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents, and take, or cause to be taken, such further actions, as the other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.

10. Succession and Assignment. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving any effect to conflicts of laws principles thereof that would apply the laws of another jurisdiction).

12. Amendment. No change, modification or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

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Exhibit 10.34

IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed as of the date first hereinabove written.

The Company:	Asyrmatos, Inc.

	By:	/s/ Panos Lekkas
	Name:	Panos Lekkas
	Title:	Chief Executive Officer

The Founder:	Lumera Corporation

	By:	/s/ Peter J. Biere
	Name:	Peter J. Biere
	Title:	Chief Financial Officer